===============================================================================

                                 UNITED STATES
                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------
                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                                August 21, 2000


                               INTERLIANT, INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


         Delaware                   0-26115           13-3978980
-----------------------------------------------------------------
(State or other jurisdiction    (Commission   (I.R.S. Employer
  of incorporation)             File Number)  Identification No.)

      Two Manhattanville Road
       Purchase, New York                                      10577
----------------------------------------                    -----------
(Address of principal executive offices)                    (Zip Code)


                                (914) 640-9000
                                --------------

     (Registrant's telephone number, including area code)

===========================================================================

ITEM 5: OTHER MATTERS

On August 21, 2000, Interliant, Inc. announced that it had entered into an agreement with The Feld Group, a Dallas, Texas-based technology and management services firm, whereby Bruce Graham of The Feld Group was named to the newly created post of chief operating officer (COO) of Interliant. Mr. Graham will report to Mr. Herbert Hribar, Interliant's Chief Executive Officer and President and will serve as an elected Interliant officer based on Interliant's agreement with The Feld Group. In addition, under the agreement, Interliant may also appoint additional persons from The Feld Group as operational consultants to assist Mr. Graham in his role as Interliant's COO.

As COO, Mr. Graham is charged with executing Interliant's blueprint for a scalable and integrated solution set and aligning product development, delivery and ongoing support under common leadership. In addition, Mr. Graham will lead the integration of Interliant's acquired companies, through which Interliant has gained professional services and ASP solutions talent to support all of its core offerings, including Enterprise Resource Planning (ERP), Customer Relationship Management (CRM) and collaboration applications. Departments reporting to Mr. Graham include Product Management, Engineering, Data Center Operations, Customer Care, Network and Information Technologies, Consulting & Professional Services, and Human Resources.

Mr. Graham has worked at The Feld Group since 1994. While with The Feld Group, Mr. Graham has worked in the following positions:

 .  From May 1998 to July 2000, Mr. Graham worked with AmeriServe Food
   Distribution, Inc., a privately held, Dallas-based food service distribution company, where he was responsible for all facets of operations and information technology management, including the integration of disparate technologies resulting from a merger and the deployment of a new ERP solution.

 .  From May 1997 to April 1998, Mr. Graham held the position of Chief
   Information Officer at the Oshawa Group Ltd, a Canadian corporation, where he oversaw the development and initial implementation of a $250 million information technology strategy.

 .  From August 1994 to May 1997, Mr. Graham was Director of Information
   Techonology Services at Westinghouse/CBS, where he was responsible for reorganizing the Information Services department and retooling its mission critical systems infrastructures.

Mr. Graham attended the Advanced Management Program at Harvard Business School and holds a B.A. from Texas Tech University.

As part of Interliant's agreement with The Feld Group, Interliant and The Feld Group will form a strategic alliance by which Interliant will become The Feld Group's exclusive Web hosting and ASP partner for all referrals or recommendations of Feld Group clients, as well as The Feld Group's preferred partner for information technology consulting/professional services business. The Feld Group also will outsource to Interliant all of its internal Web and application hosting, and related information technology and professional services needs. Interliant is obligated to pay The Feld Group a monthly fee for all services, including Mr. Graham's, provided by The Feld Group under the agreement.

Bradley Feld, co-chairman and a director of Interliant, is also a director of The Feld Group. In addition, SOFTBANK Venture Capital is an investor in The Feld Group, and two of SOFTBANK Venture Capital's affiliated funds, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. (collectively, "The SOFTBANK Holders") are holders of Interliant common stock. Mr. Feld is a general partner of each of the SOFTBANK Holders and Charles R. Lax, also a director of Interliant, is a managing member of STC IV LLC, the general partner of SOFTBANK Technology Ventures IV, L.P.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, Interliant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 1, 2000

                                 INTERLIANT, INC.



                                 By: /s/ Bruce S. Klein
                                    -----------------------------------------
                                    Bruce S. Klein
                                    Senior Vice President and General Counsel